UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 16, 2005

INVERNESS MEDICAL INNOVATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	1-16789	04-3565120
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 Sawyer Road, Suite 200, Waltham, Massachusetts	02453
(Address of Principal Executive Offices)	(Zip Code)

(781) 647-3900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 16, 2005, Inverness Medical Innovations, Inc., a Delaware corporation (the “Company”), acquired Ischemia Technologies, Inc., a Delaware corporation (“Ischemia”), by merging the Company’s wholly owned subsidiary, Incline Sub Corporation, a Delaware corporation (“Ischemia Acquisition Sub”), with and into Ischemia.  As a result of the merger, Ischemia became a wholly-owned subsidiary of the Company.  The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of February 15, 2005, by and among the Company, Ischemia Acquisition Sub, and Ischemia (the “Ischemia Merger Agreement”). Ischemia has developed, manufactures and markets an FDA-cleared in vitro diagnostic test specifically targeted on cardiac ischemia, known as Ischemia Modified Albumin (IMA).

The total amount of consideration paid by the Company in connection with the Ischemia merger and related transactions was approximately 970,000 shares of Company common stock (“Company Stock”) having a value of approximately $20,720,000 based on the closing price of our common stock on the date of the acquisition.  Included in this amount is approximately 394,000 shares of Company Stock issued to holders of Ischemia Convertible Promissory Notes immediately following the effective time of the merger. The shares were issued in a private placement, and the Company has agreed to register the shares for resale.  Approximately, 10.77% of the shares of Company Stock issued in connection with the merger are being held in escrow for up to one year to secure the purchase price adjustment and indemnification obligations of the Ischemia stockholders and note holders.  Ischemia’s liabilities, as of the closing date, were approximately $3.5 million.

In connection with its acquisition of Ischemia and its pending acquisition of Binax, Inc. and to fund other general corporate activities, the Company, on March 16, 2005, drew $11.0 million in borrowings under its senior credit facility existing pursuant to its Second Amended and Restated Credit Agreement, dated as of September 30, 2003, by and among the Company, Wampole Laboratories, Inc., Inverness Medical (UK) Holdings Limited, the other Credit Parties signatory thereto, the lenders signatory thereto from time to time, General Electric Capital Corporation, as administrative agent for lenders, Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as co-syndication agent, USB AG, Stamford Branch, as co-syndication agent, and GECC Capital Markets Group, Inc. and ML Capital, as co-lead arrangers, as amended.  The senior credit facility consists of a U.S. revolving credit facility providing for loans up to $25.0 million, and a European revolving credit facility providing for loans up to $25.0 million. As of March 21, 2005, the Company had approximately $42 million outstanding under its senior credit facility, $20 million of which has been drawn under the U.S. revolving credit facility and $22 million of which has been drawn under the European revolving credit facility.

The acquisition of Ischemia including the purchase price, was negotiated at arm’s length between the Company and Ischemia.  Neither the Company nor any director or officer of the Company was affiliated with or had a material relationship with Ischemia.

Item 9.01 Financial Statements and Exhibits

(a)                       FINANCIAL STATEMENTS OF BUSINESS ACQUIRED

The financial statements of Ischemia required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but no later than June 1, 2005.

(b)                      PRO FORMA FINANCIAL INFORMATION

The pro forma financial information required to be filed as part of this report will be filed by the Company by amendment to this report as soon as practicable, but no later than June 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVERNESS MEDICAL INNOVATIONS, INC.

Date: March 22, 2005	By:	/s/Jay McNamara
Jay McNamara
Associate General Counsel